Exhibit 3.4

CERTIFICATE OF FORMATION

OF

ANTERO RESOURCES MIDSTREAM MANAGEMENT LLC

This Certificate of Formation of Antero Resources Midstream Management LLC (the “Company”), dated September 23, 2013, has been duly executed, and is filed pursuant to Section 18—201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.                                      The name of the Company is: Antero Resources Midstream Management LLC

2.                                      The address of the registered office required to be maintained by Section 18—104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.                                      The name and address of the registered agent for service of process required to be maintained by Section 18—104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Alvyn A. Schopp
Alvyn A. Schopp
Authorized Person

SIGNATURE PAGE TO CERTIFICATE OF FORMATION OF

ANTERO RESOURCES MIDSTREAM MANAGEMENT LLC